EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Morgan Stanley Bank of America Merrill Lynch Trust 2017-C34 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Starwood Capital Hotel Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Starwood Capital Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Starwood Capital Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Starwood Capital Hotel Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Starwood Capital Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 237 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the 237 Park Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 237 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 237 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 237 Park Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 237 Park Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 237 Park Avenue Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 237 Park Avenue Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Great Valley Commerce Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Great Valley Commerce Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator for the Great Valley Commerce Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Great Valley Commerce Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Great Valley Commerce Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 222 Second Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 222 Second Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 222 Second Street Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the 222 Second Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 222 Second Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 222 Second Street Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 222 Second Street Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 222 Second Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Mall of Louisiana Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Mall of Louisiana Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Mall of Louisiana Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Mall of Louisiana Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Mall of Louisiana Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Mall of Louisiana Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Mall of Louisiana Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Mall of Louisiana Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 9-19 9th Avenue Mortgage Loan, KeyBank National Association, as Special Servicer for the 9-19 9th Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 9-19 9th Avenue Mortgage Loan, Citibank, N.A., as Certificate Administrator for the 9-19 9th Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 9-19 9th Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 9-19 9th Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 9-19 9th Avenue Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the 9-19 9th Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Corporate Woods Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Corporate Woods Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Corporate Woods Portfolio Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Corporate Woods Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Corporate Woods Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Corporate Woods Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Corporate Woods Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Corporate Woods Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Visions Hotel Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Visions Hotel Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Visions Hotel Portfolio Mortgage Loan, Citibank, N.A., as Certificate Administrator for the Visions Hotel Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the Visions Hotel Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Visions Hotel Portfolio Mortgage Loan, and CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Visions Hotel Portfolio Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Visions Hotel Portfolio Mortgage Loan.

Dated: March 22, 2019

/s/ Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)